Exhibit 10.13

AMENDMENT NO. 3 TO THE EXCLUSIVE LICENSE AGREEMENT

This Amendment No. 3 (this “Amendment”) to the Exclusive License Agreement between OvaScience, Inc. (“Company”) and The General Hospital Corporation (“Hospital”), dated June 27, 2011 (the “Agreement”), is effective upon signing by both parties hereto.  Capitalized terms used but not defined within this Amendment have the meanings specified within the Agreement.

RECITALS.

Whereas, pursuant to Section 12.3 of the Agreement, the Agreement may be amended with the written consent of Company and Hospital;

Whereas, Company and Hospital have already entered into Amendments No. 1 and 2 to the Agreement, such amendments’ effective dates being September 7, 2011 and July 30, 2013, respectively;

Whereas, in the course of Company’s business development efforts, Company has become aware of an opportunity to accelerate development of the Expanded Field (as amended herein); and

Whereas, Company and Hospital desire to amend the Expanded Field to permit such an opportunity, such Expanded Field subject to the terms outlined in Amendment No. 2 to the Agreement.

Now, therefore, Company and Hospital hereby agree to amend the Agreement as follows:

1.                                      Section 1.19 of the Agreement is hereby deleted in its entirety and replaced by the following:

1.19 “Expanded Field” shall mean assisted and/or artificial reproductive technology in all non-human animals, and shall specifically exclude (a) treatments of menopause associated symptoms or diseases other than treatments of infertility; (b) treatments to delay menopause or menopause associated symptoms or diseases other than treatments of infertility; (c) diagnostics; (d) research tools, or any other field not specifically set forth herein.  Notwithstanding the foregoing, until such time as Company is required under Section 3.1(b)(i) of this Agreement to present to Hospital a development plan, Hospital hereby grants to Company the exclusive right to negotiate a worldwide, royalty-bearing license under Hospital’s rights in Patent Rights with respect to assisted and/or artificial reproductive technology in all non-human animals within the fields of

(a)  treatments of menopause associated symptoms or diseases other than treatments of infertility;

(b)  treatments to delay menopause or menopause associated symptoms or diseases other than treatments of infertility; and (c) diagnostics.

2.                                      Except as expressly modified by this Amendment, all terms and conditions of the Agreement remain in fill force and effect.

AMENDMENT NO. 3 TO THE EXCLUSIVE LICENSE AGREEMENT

3.                                      This Amendment can be executed by the parties hereto by facsimile and in counterparts, each of which is deemed an original and both of which taken together constitutes one agreement binding upon the parties hereto.

4.                                      The validity, interpretation and performance of this Amendment is controlled by and construed under the laws of the Commonwealth of Massachusetts, without giving effect to the principles of conflicts of law thereof.

In witness whereof, the parties hereto enter into this Amendment as of the date of the last signature, written below.

OvaScience, Inc.		The General Hospital Corporation
d/b/a Massachusetts General Hospital

/s/ Alison Lawton		/s/ K. Betres
By:	Alison Lawton	By	Kris Betres
	Chief Operating Officer		Assoc. Dir., Research & Licensing
Research Ventures & Licensing

September 9, 2013		September 9, 2013
Date		Date

Initialed by Hospital:	KB